March 5, 1996


Securities and Exchange Commission
450 5th Street, N.W.
Washington,  DC  20549

     RE:  Templeton Global Investment Trust
          (File Nos. 33-73244)

Dear Sirs:

     Enclosed for filing pursuant to Rule 497(e) under the Securities Act of 1933 is a copy of a supplement dated March 5, 1996, to the Prospectus of Templeton Region Funds (a series of Templeton Global Investment
Trust) dated May 8, 1995 as amended August 31, 1995 and supplemented October 2, 1995, November 8, 1995, December 5, 1995, February 26, 1996 and March 1, 1996).

Sincerely,


/s/ JOHN K. CARTER
John K. Carter
Associate Counsel